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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                           KING PHARMACEUTICALS, INC.
             (Exact name of Registrant as specified in its charter)


               TENNESSEE                                 54-168493
(State of incorporation or organization)   (I.R.S. Employer Identification No.)


                   501 FIFTH STREET, BRISTOL, TENNESSEE 37620
             (Address of principal executive offices and Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None.


Securities to be registered pursuant to Section 12(g) of the Act:


                                  COMMON STOCK
                                (Title of Class)



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ITEM 1.  DESCRIPTION OF THE REGISTRANT'S SECURITIES TO BE REGISTERED.

     Common Stock, no par value per share

     The information included under the caption "Description of Capital Stock" in the Preliminary Prospectus contained in the Registration Statement on Form S-1 (File No. 333-38753) of King Pharmaceuticals, Inc. filed with the Securities and Exchange Commission on October 24, 1997 is hereby incorporated by reference. In addition, the description of the Common Stock, no par value per share, included under the caption "Description of Capital Stock" in any Prospectus relating to such Registration Statement filed with the Securities and Exchange Commission pursuant to any subsequent amendment of such Registration Statement or pursuant to rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

ITEM 2.   EXHIBITS

     1. Second Amended and Restated Charter of King Pharmaceuticals, Inc. (Incorporated by reference to Registrant's Registration Statement on Form S-1 filed October 24, 1997).

     2. Amended and Restated Bylaws of King Pharmaceuticals, Inc. (Incorporated by reference to Registrant's Registration Statement on Form S-1 filed October 24, 1997).

     3. Specimen Stock Certificate (Incorporated by reference to Registrant's Registration Statement on Form S-1 filed October 24, 1997).

     4. Form of Rights Agreement by and between King Pharmaceuticals, Inc. and Union Planters National Bank (Incorporated by reference to Registrant's Registration Statement on Form S-1 filed October 24, 1997).



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                                   SIGNATURES


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    KING PHARMACEUTICALS, INC.



Date: June 8, 1998                  By: /s/ John M. Gregory
                                       --------------------------------
                                       John M. Gregory, Chairman of the
                                            Board and Chief Executive Officer




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